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                                                                    EXHIBIT 21.1


                            Parent and Subsidiaries
            National Commerce Financial Corporation and Subsidiaries

The following table shows the subsidiaries of NCF, their jurisdiction of organization, and the percentage of voting securities owned by each subsidiary's parent as of August 31, 2001.

                                                                                       % of Voting
                                                                                        Securities
                                             Jurisdiction of                         Owned by Parent
           Name of Subsidiary                 Organization             Parent             Parent
           ------------------                ---------------           ------        ---------------
National Bank of Commerce (NBC)               United States             NCF               100.00

Central Carolina Bank and Trust Company      North Carolina             NCF               100.00
 (CCB)
                                                                  National Bank of
NBC Capital Markets Group, Inc.                 Tennessee             Commerce             80.00

Commerce Capital Management, Inc.               Tennessee               NCF               100.00

Monroe Properties, Inc.                         Tennessee               NCF               100.00

                                                                  National Bank of
National Commerce Bank Services, Inc.           Tennessee             Commerce            100.00

NBC Bank, FSB (Memphis)                       United States             NBC               100.00
                                                                   NBC Bank, FSB

NBC Financial Corporation                       Tennessee             Memphis             100.00

TransPlatinum Service Corp.                     Tennessee               NCF               100.00

                                                                  National Bank of
Kenesaw Leasing, Inc.                           Tennessee             Commerce            100.00

First Market Bank, FSB                        United States             NCF                49.00

USI Alliance Corp.                              Tennessee               NCF               100.00

National Commerce Real Estate Holding                             National Bank of
 Company (NCREHC)                               Tennessee             Commerce            100.00

                                                                  National Bank of
J&S Leasing, Inc.                               Tennessee             Commerce            100.00

                                                                  National Bank of
NBC Insurance Services, Inc.                    Tennessee             Commerce            100.00

Commerce Real Estate Holding Company (CREHC)    Delaware               NCREHC             100.00

                                                                  National Bank of
American Title and Escrow, Inc.                 Tennessee             Commerce            100.00

FleetOne, L.L.C.                                Delaware            TransPlatinum         100.00

Commerce Real Estate Company                    Delaware               CREHC              100.00

First Mercantile Trust Company                  Tennessee               NCF               100.00

First Mercantile Capital Management, Inc.       Tennessee               NCF               100.00

CCBDE, Inc.                                     Delaware                CCB               100.00

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
                                                                                       % of Voting
                                                                                        Securities
                                             Jurisdiction of                         Owned by Parent
           Name of Subsidiary                 Organization             Parent             Parent
           ------------------                ---------------           ------        ---------------
Salem Trust Company                              Florida                CCB               100.00

Sprunt Insurance, Ltd.                       British Virgin             CCB               100.00
                                                 Islands

Corcoran Holdings, Inc.                         Virginia                CCB               100.00

Finance South                                South Carolina             CCB               100.00

                                                                 National Commerce
BankersMart                                     Tennessee       Bank Services, Inc.       100.00

Prime Financial Services, Inc.                  Tennessee          TransPlatinum          100.00

First Mercantile Financial Services             Tennessee               NCF               100.00

FMT Technologies Co.                            Tennessee               NCF               100.00

Central Trust Co.                               Tennessee               NCF               100.00

First Merc.com                                  Tennessee               NCF               100.00

Mortgage North                               South Carolina             CCB               100.00

CCB Investments & Insurance Service Corp.    North Carolina             CCB               100.00

Watts Properties, Inc.                       North Carolina          Corcoran             100.00

Southland Associates, Inc.                   North Carolina             CCB               100.00